UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 18, 2005

AMPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20292 (Commission File Number)	13-3667696 (IRS Employer Identification No.)

1228 Douglas Avenue

Redwood City, California 94063-3117

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(650) 367-2011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a).	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 18, 2005, the Audit Committee of the Board of Directors of Ampex Corporation concluded that the previously issued financial statements contained in the Company’s Annual Report on Form 10-K as of December 31, 2003 and December 31, 2002 and for each of the years in the three year period ended December 31, 2003, as well as its interim financial statements contained on Form 10-Q as of and for the periods ending March 31, 2004, June 30, 2004 and September 30, 2004, should no longer be relied upon because of errors in those financial statements. These errors relate to how Ampex accounted for its obligations with respect to a pension plan of its former magnetic tape manufacturing subsidiary (“Media”), which Ampex sold in 1995. These errors are the subject of recent communications with the Office of the Chief Accountant of the Securities and Exchange Commission (the “SEC”), after which the Company revised its views with respect to the appropriate accounting for Media pension plan.

The Company will evaluate whether the deficiencies that led to these errors constitute a material weakness in the Company’s internal controls over its financial reporting.

Ampex will restate its financial statements by filing an amended Form 10-K and Form 10-Qs for the specified periods, which it hopes to complete as soon as practicable. The Company expects to timely file its 2004 Form 10-K. The decision to restate the financial statements was made by the Audit Committee of the Board of Directors, in consultation with the Company’s management. The Audit Committee has discussed with the Company’s former independent registered public accounting firm the matters disclosed in this report.

A copy of the Company’s February 22, 2005 press release with respect to these accounting corrections is attached as Exhibit 99.1 and is incorporated by reference into this Item 4.02

Item 9.01	Financial Statements and Exhibits.

(c)                  Exhibits.

99.1	Press Release dated February 22, 2005.

[SIGNATURE PAGE FOLLOWS]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPEX CORPORATION

By:	/S/ EDWARD J. BRAMSON
Edward J. Bramson Chairman and Chief Executive Officer

Date: February 22, 2005

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EXHIBIT INDEX

Exhibit Number		Description

99.1	*	Press Release dated February 22, 2005.

*	Filed herewith.

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